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                                 EXHIBIT (99-8)




         Directors and Officers (Seventh) Liability Binder of Insurance


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[AXIS SPECIALTY LIMITED LOGO]

                             Axis Specialty Limited
                               106 Pitts Bay Road
                             Pembroke, HM 08 Bermuda
                                 (441) 206-2600


21-Jul-03

Jerry Rivers
H&H Park
44 Church Street
Hamilton, Bermuda HMHX

Re:      Procter & Gamble
         Excess Binder

Dear Jerry:

Thank you for thinking of Axis Financial Insurance Solutions. We are pleased to offer the following Conditional Binder for the above captioned account as per the quotation dated 16-Jul-03:

Insurer:                                    Axis Specialty Limited Bermuda

Parent Company and Address:                 Procter & Gamble
                                            1 Procter & Gamble Plaza
                                            Cincinnati, Ohio

Binder Number:                              PARK000012
Policy Number:                              122250103QA-QDO3US112225
Policy Form:                        Excess Form Number AXIS BM03

Line of Business:                   Directors Officers Liability

Policy Period:
From 12:01 AM (Local time at the address stated in Item 1) on      30-Jun-03
To 12:01 AM (Local time at the address stated in Item 1) on        30-Jun-04

Limits / Premium:
----------------

Limit of Liability*:     Policy Period Premium:             Total Policy
                                                            Period Premium

$25,000,000              $692,500                           $692,500
*Equals Maximum aggregate Limit of Liability for all Claims





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Underlying Insurance:
1.       Primary Insurance:
         Insurer           Policy Number    Limits            Policy Period
         ---------         -------------    ---------         -------------
         CODA              TBD              $25,000,000       12 months

2.       Other Underlying Policies:
         Insurer           Policy Number    Limits            Policy Period
         ---------         -------------    ------            -------------
         XL                TBD              $25,000,000       12 months
         ACE               TBD              $25,000,000       12 months
         AWAC              TBD              $25,000,000       12 months
         ARCH              TBD              $25,000,000       12 months
         STARR             TBD              $25,000,000       12 months

Pending & Prior Claim Date:         N/A


Endorsements:
[ ]
[ ]
[ ]
[ ]

Commission          12%

Receipt, review and acceptance in writing by Axis Specialty Limited underwriters of the following additional information must occur no later than: N/A



If any of the above requested items are not received, and accepted by Axis Specialty Limited underwriters, and acknowledge as such in writing, by the above specified date then this Conditional Binder and any policy issued pursuant thereto will be automatically deemed null and void ab initio (as if it had never existed) and have no effect. The payment of premium or the issuance of any policy shall not service to waive the above requirements.

Further, a condition precedent to coverage afforded by this Conditional Binder is that no material change in risk occurs and no submission is made to the Insurer of a claim or circumstances that might give rise to a claim between the date of this Conditional Binder and the inception of the proposed Policy Period.

Compliance with applicable laws including filings and payment of taxes and fees is the responsibility of the insured, the insurance agent or insurance broker.

Premiums must be remitted thirty (30) days after the last day of the month in which coverage became effective.

This Conditional Binder is valid thru ninety (90) days from the date of this document.




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Please consider this your invoice for accounting purposes. Remit payment to:

Wire Transfer Information:
-------------------------

"SWIFT MT 100. Customer Transfer Advice"
This is an INTERNATIONAL wire transfer

Correspondent Bank:        Citibank N.A.
                                    111 Wall Street
                                    New York, NY

                                    FED ABA 021000089
                                    CHIPS ABA: 0008
                                    S.W.I.F.T. Code: CITIUS33

(All three codes identify Citibank N.Y. The choice of code is dependent on the payment system used by the remitting bank)

Beneficiary Bank:          The Bank of Bermuda Limited
                           Hamilton Bermuda
                           CHIPS UID: 005584
                           S.W.I.F.T. Code BBDA BMHM

(Both codes above identify The Bank of Bermuda, Hamilton. Again, the choice of code is dependent on the payment system used).

Beneficiary A/C Number:    807381

Beneficiary A/C Name:  AXIS Specialty Limited - Premium A/C

AXIS Payment Terms - As a reminder, premium payment to AXIS Specialty Limited are due 30 days after the last day of the month in which coverage becomes effective. For example, if a policy has an effective date of May 4, the premiums would be due by June 30. A policy with an effective date of June 25 would have a premium due date of July 30.

Thank you for all of your hard work and support. It is greatly appreciated.

Best Regards,


/s/ RICHARD BULLEN
Richard Bullen
Underwriter
AXIS Specialty Limited   21/07/03